                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): February 19, 2001




                   GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


     Delaware                    0-28238                   54-1521616
-----------------------  ------------------------  -------------------
(State or other          (Commission file number)      IRS Employer
jurisdiction of                                      Identification No.
incorporation or
organization)


             11 Sundial Circle, Suite 17, Carefree, Arizona  85377
        ---------------------------------------------------------------
      (Address of principal executive offices)           (Zip Code)


      Registrant's telephone number, including area code:  (480) 575-6972
     --------------------------------------------------------------------



         ------------------------------------------------------------
         (Former name or former address, if changed since last report)





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ITEM 1:   CHANGE IN CONTROL
------    -----------------
ITEM 2:   ACQUISITION OF ASSETS
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ITEM 5:   OTHER EVENTS
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     On February 19, 2001, Guardian Technologies International, Inc. (the
"Company") executed and delivered a definitive Agreement and Plan of Merger (the "Merger Agreement") between the Company, an acquisition subsidiary, Guardian Acquisition Corp. ("GAC") and Vairex Corporation, a Colorado corporation ("Vairex").

     Under the terms of the Merger Agreement, on the closing date (which has not yet been set) Guardian will acquire 100% of the outstanding securities of Vairex in a transaction structured as a reverse triangular merger pursuant to which GAC shall merge with and into Vairex, with Vairex to be the surviving
corporation.   Upon the Effective Date of the Merger, which is undetermined at the present time, all outstanding shares of Vairex common stock and preferred stock shall convert automatically into the right to receive shares of Guardian common stock. Further, on the Effective Date of the Merger, all outstanding options, warrants and other securities convertible into or exercisable to purchase shares of Vairex common stock shall be assumed by Guardian and shall grant to the holder the right to receive, upon exercise of the option, warrant or conversion of the convertible security, shares of Guardian common stock that would have otherwise been issuable had the exercise of the option or warrant or conversion of the security occurred immediately prior to the Effective Date of the Merger.

     The conversion ratio governing the number of shares of Guardian common stock issuable upon conversion of Vairex preferred stock and common stock has not yet been determined, and will be a function of the total number of shares of Vairex preferred stock and common stock outstanding immediately prior to the Effective Date of the Merger. The total outstanding equity securities of Vairex will be affected by the satisfaction of several pre-merger events and conditions provided for in the Merger Agreement, including the completion by Vairex of a pre-merger private placement of securities and a recapitalization and debt restructure of Vairex which is expected to result in the pre-merger issuance of additional equity securities. However, under the terms of the Merger Agreement, all outstanding Vairex securities immediately prior to the Effective Date of the Merger shall be converted into an aggregate of 28.3 million shares of Guardian common stock, which will represent approximately 85% of the total issued and outstanding shares of Guardian immediately following the Merger. Vairex options, warrants and other convertible securities assumed by Guardian as a result of the Merger will be included in the calculation of the aggregate total of 28.3 million shares of Guardian common stock issuable as a result of the Merger.

     Consummation of the Merger is subject to the satisfaction of numerous conditions precedent, including, without limitation, the following: (i) Vairex must complete, on a pre-merger basis, a private placement of its securities of up to approximately $1,300,000; (ii) Guardian must complete, on a pre-merger basis, a private placement of its securities in the amount of approximately $500,000; (iii) Guardian must complete an additional private placement of its securities in an amount sufficient to maintain the listing of its common stock on the Nasdaq SmallCap Market (currently estimated to require approximately $4-$5 million); (iv) the merger must be approved by Nasdaq and other regulatory authorities; (v) the transaction must be approved by the shareholders of both Guardian and Vairex; (vi) the shareholders of Guardian must approve an increase in the authorized capitalization of Guardian in order to permit the issuance of the Guardian securities to the Vairex securityholders; (vii) Vairex must complete a recapitalization and restructure of its existing debt upon terms and conditions satisfactory to both parties; and other conditions customary to transactions of this nature.

     Further, the Merger Agreement provides that the Effective Date of the Merger shall be deemed the record date for a contingent dividend which may be paid or declared by Guardian in the future to its shareholders, which dividend may consist of either a cash dividend utilizing the proceeds from a future sale of one or more of Guardian's pre-merger subsidiaries (Guardian Steel, Inc., Guardian Security & Safety Products, Inc. or Palo Verde Group, Inc.) or the distribution by way of a spinoff of the shares of one or more of those Guardian pre-merger subsidiaries. No dividend has been declared and there can be no assurance when, if ever, such a dividend may be declared and paid.

     The 28.3 million shares of Guardian common stock issuable to the holders of Vairex securities will represent, immediately following consummation of the Merger, approximately 85% of the total issued and outstanding shares of Guardian common stock, excluding shares of Guardian common stock which may be issued in connection with Guardian's private placement of equity securities. As such, it is expected that if consummated, the Merger will be accounted for as a reverse merger and will result in the Vairex securityholders exercising voting control of Guardian on a post-merger basis. As a result, the Merger Agreement provides that upon the Effective Date of the Merger, the Board of Directors and executive officers of Guardian will be reconstituted to consist of persons designated by Vairex and its management. However, inasmuch as the conversion ratios to be used in connection with the Merger have not been determined, it is not possible to identify persons who are currently Vairex securityholders who will be deemed principal securityholders of Guardian immediately following the Effective Date of the Merger. The Company hereby undertakes to amend this Current Report on Form 8-K at such time as those persons who are expected to become principal shareholders of Guardian immediately following the Effective Date of the Merger can be reasonably identified.

     As of the date of this Report, the directors and executive officers of Vairex are the following persons:

               Ski Milburn              Chairman, President and CEO
               Richard Miller           Executive Vice President and
                                        Director
               Scott Mattes             Director
               Andre Shortell           Director

     As of the date of this Report, the principal shareholders of Vairex are the following persons:


Name and Address                               Percent
of Beneficial Owner        Number of Shares   of class
-------------------        ----------------   --------
Ski Milburn                  3,099,893 (1)      22.8%

Scott Mattes                 3,184,691 (2)      23.4%

Jeremiah Cronin              1,419,625 (3)      10.4%

Jeffrey Barber               1,515,987          11.1%

---------------------------------


(1)  Includes options and warrants exercisable to purchase 361,250 shares.

(2)  Includes options and warrants exercisable to purchase 301,500 shares.

(3)  Includes options and warrants exercisable to purchase 94,625 shares.

     As the conditions precedent to the consummation of the Merger Agreement are material and substantial, no prediction can be made whether the Merger will, in fact, be consummated and if so, when consummation of the transaction might occur. The parties estimate that satisfaction of such conditions precedent, if at all, will require at least 90 days from the date of this Report.

ITEM 7:   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS
          ---------------------------------------------------------

     (a)  Financial Statements
          --------------------

          Pursuant to Item 7(a)(4), the Registrant declares that it is impracticable to provide the required audited financial statements relative to the acquired business at the time of this Report. Such audited financial statements required by Item 7(a) shall be filed not later than sixty (60) days after the due date of this Current Report on Form 8-K.

     (b)  Pro Forma Financial Information
          -------------------------------

          Pursuant to Item 7(b) and Item 7(a)(4), the Registrant declares it is impracticable to provide the required pro forma financial information relative to the acquired business at the time of this Report. Such pro forma financial information required by Item 7(b) shall be filed not later than sixty (60) days after the due date of this Current Report on Form 8-K.

     (c)  Exhibits
          --------

          Item Title
          ---- -----

          1.0  Agreement and Plan of Reorganization dated February 19, 2001



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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GUARDIAN TECHNOLOGIES
                                   INTERNATIONAL, INC.


Date: March 2, 2001                By:  /s/ J. Andrew Moore
     ----------------                   -------------------------
                                        J. Andrew Moorer, President